UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Neuberger Berman ETF Trust
(Exact name of registrant as specified in its charter)

Delaware	See below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1290 Avenue of the Americas, New York, New York 10104-0002
(Address of principal executive offices)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered	I.R.S. Employer Identification Number
Shares of Beneficial Interest, $0.001 par value per share of Neuberger Berman Option Strategy ETF	NYSE Arca, Inc.	81-3107840

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ⌧
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates:  333-261613
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:  Description of Registrant’s Securities to be Registered.
A description of the shares of beneficial interest, $0.001 par value per share, of the Neuberger Berman Option Strategy ETF, a series of Neuberger Berman ETF Trust (the “Trust”) to be registered hereunder, is set forth in Post-Effective Amendment No. 13 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-261613; 811-23761), filed on January 12, 2024, which description is incorporated herein by reference as filed with the Securities and Exchange Commission. Any form of amendment or supplement to the Registration Statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2:  Exhibits.
The Trust’s Certificate of Trust is included as Exhibit (a)(1) to the Trust’s initial Registration Statement on Form N-1A (File No. 811-23761), as filed with the Securities and Exchange Commission on December 9, 2021.
The Trust Instrument of the Trust is included as Exhibit (a)(2) to the Trust’s initial Registration Statement on Form N-1A (File No. 811-23761), as filed with the Securities and Exchange Commission on December 9, 2021.
The Trust’s By-Laws is included as Exhibit (b) to the Trust’s initial Registration Statement on Form N-1A (File No. 811-23761), as filed with the Securities and Exchange Commission on December 9, 2021.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Neuberger Berman ETF Trust

Date:	January 25, 2024

By:	/s/ Joseph V. Amato
Name:	Joseph V. Amato
Title:	President and Chief Executive Officer